EXHIBIT 10.1


                             Consulting Agreement


      Dated:    January 2, 2002

      Between:  Tessa Complete Health Care, Inc.
                35 Fulford Avenue, Suite 100
                Bel Air, Maryland  21014                ("Tessa")

      And:      Daniel M. Smith
                32700 N.E. Lesley Road
                Newberg, Oregon  97132                  ("Smith")


                                   Recitals

      (A) Consultant desires to provide certain consulting and advisory services to Tessa;

      (B) Tessa desires to retain Consultant to perform such services and Consultant desires to accept such position, all in accordance with the terms and conditions of this Agreement;


      Now, therefore, in consideration of the mutual covenants referred to herein, the parties agree as follows:


                                  Agreement

      1. Retention of Consultant. Tessa hereby retains Consultant to perform and Consultant hereby agrees to perform, consulting and advisory services for Tessa upon the terms and conditions of this Agreement. The Consulting Agreements between Tessa and Smith dated November 8, 2001, and December 7, 2001, are hereby terminated.

      2. Term. The term of this Agreement shall commence on the date of this Agreement and shall continue for twelve (12) months, unless earlier terminated as set forth herein.

      3. Duties of Consultant. Consultant agrees to provide consulting and advisory services ("Services"), more specifically described as business planning and development. The Services shall be rendered over a period of time and in such reasonable manner as may be mutually agreed upon between Tessa and Consultant, consistent with Consultant's other activities and businesses. The Services shall be rendered over a period of time and in such reasonable manner as may be mutually agreed upon between Tessa and Consultant consistent with Consultant's other activities and businesses. The Services shall not be in connection with the offer and sale of securities of Tessa in a capital raising transaction, nor shall such services directly or indirectly promote or maintain a market for any of Tessa's securities.

      4. Compensation of Consultant. In consideration of the performance of the Services, Consultant is hereby granted the right to purchase from the Company shares of Common Stock ("Common Stock") at a price per share of $0.03. The maximum amount of Common Stock that Consultant may purchase under this Agreement shall be 166,000,0000 shares. If this Agreement is terminated by Consultant earlier than the expiration of its term, Consultant shall be issued that number of shares of Common Stock earned at the time of termination of this Agreement.

      5. Restricted Securities. Consultant understands that the shares of Common Stock to be issued pursuant to Section 4 herein are characterized as "restricted securities" under the Securities Act of 1933. Consequently the transferability and resale of the Common Stock will be limited. Consultant understands that any certificates evidencing the shares of Common Stock to be issued hereunder will bear a legend substantially in the following form:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER ANY APPLICABLE SECURITIES LAAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.

      6. S-8 Registration Statement. Tessa shall take all corporate action necessary to reserve for issuance a sufficient number of shares of its Common Stock for delivery to Consultant pursuant to Section 4 hereunder. Within 30 days of the date of this Agreement, Tessa shall file a registration statement on Form S-8 (or any successor forms) with respect to the Common Stock and shall use its reasonable commercial efforts to maintain the effectiveness of such registration statement or registration statements for so long as any shares of Common Stock are earned by Consultant hereunder.

      7.   Liability/Indemnification.

           (a) Tessa agrees that Consultant shall not be liable for any damages or injury to Tessa or any of its employees, agents or representatives or for the loss of or damage to the property of Tessa, in any manner based upon the performance of duties under this Agreement, unless such injury, loss or damage is caused by the intentional misconduct of Consultant.

           (b) Tessa agrees to indemnify and hold Consultant harmless for any claims, loss, damage or costs (including attorney fees) which are asserted against or incurred by Consultant and which are a result of the duties performed by Consultant for Tessa, unless caused by the intentional misconduct of Consultant.

           (c) Consultant agrees to indemnify and hold Tessa, its officers, directors, employees, agents and representatives harmless for any claims, loss, damage or costs (including attorney fees) which are asserted against or incurred by Tessa and which are a result of the duties performed by Consultant for Tessa, unless caused by the intentional misconduct of Tessa.

      8. Termination. This Agreement may be terminated by Consultant at anytime without cause.

      9. Notices. Any notices or communications required or permitted hereunder shall be in writing and shall be deemed to have been given or made when personally delivered, sent by registered or certified mail, postage prepaid, return receipt requested, by private courier, prepaid, by facsimile or other communications device capable of transmitting or creating a written record.

      10. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      11. Attorney Fees. In the event an action is brought to enforce, rescind, or interpret this Agreement the prevailing party shall be entitled to recover is reasonable attorney fees therein as may be determined by the court.

      12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Oregon.

      13. Complete Agreement. This Agreement represents the entire understanding and agreement of the parties hereto with respect to the subject of this Agreement and may be amended, modified or supplemented only by written instruments signed by both of the parties.

      14.  Counterparts.  This Agreement may be executed in counterparts  and
      by  facsimile,  each  of  which  will   be  deemed  an  original,   but
      constituting a singe agreement.


      TESSA COMPLETE HEALTH CARE, INC.        CONSULTANT

      /S/ Brian Regan                         /S/ Daniel Smith
      -------------------------------         ---------------------
      Brian Regan, President                  Daniel Smith
      Title: President & Chief
             Executive Officer